UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

January 30, 2019 (January 28, 2019)

Date of Report (Date of earliest event reported)

Commission File Number	Exact name of registrant as specified in its charter; State or other jurisdiction of incorporation or organization	IRS Employer Identification No.
000-52378	NEVADA POWER COMPANY (A Nevada Corporation) 6226 West Sahara Avenue Las Vegas, Nevada 89146	88-0420104

(702) 402-5000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01 Other Events.

On January 28, 2019, Nevada Power Company (the “Company”) entered into an Underwriting Agreement between the Company and the underwriters named therein regarding the issuance and sale of $500 million of the Company’s 3.700% General and Refunding Mortgage Notes, Series CC, due 2029 (the “Notes”). The Underwriting Agreement contains certain customary representations, warranties and covenants concerning the Company and the registration statement relating to the offering of the Notes. In addition, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The transaction closed on January 30, 2019.

The Company will pay interest on the Notes on May 1 and November 1 of each year, beginning on May 1, 2019. The Notes, which will be issued under and secured by the General and Refunding Mortgage Indenture, dated as of May 1, 2001, as amended and supplemented (the ‘‘G&R Indenture’’), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee, will mature on May 1, 2029. The Company intends to use the net proceeds from the sale of the Notes to repay up to $500 million aggregate principal amount of the Company’s 7.125% General and Refunding Mortgage Notes, Series V, maturing in March 2019, and for general corporate purposes.

At any time prior to February 1, 2029, the Company may redeem the Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (a) 100% of the principal amount of the Notes being redeemed and (b) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed (excluding the portion of any such interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Officer’s Certificate) plus 15 basis points, plus, in each case, accrued interest thereon to the date of redemption.

The foregoing discussion of the Notes is qualified in its entirety by reference to the Officer’s Certificate establishing the terms of the Notes under the G&R Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No	Description
1.1	Underwriting Agreement, dated January 28, 2019, between the Company and the underwriters named therein
4.1	Form of Officer’s Certificate establishing the terms of the Company’s 3.700% General and Refunding Mortgage Notes, Series CC, Due 2029
5.1	Opinion of Perkins Coie LLP
5.2	Opinion of Hutchison & Steffen, PLLC
25.1

Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of The Bank of New York Mellon Trust Company, N.A., as Trustee, under the General and Refunding Mortgage Indenture, dated as of May 1, 2001, between the Company and The Bank of New York Mellon Trust Company, N.A. (incorporated by reference to Exhibit 25.1 to the Company’s Current Report on Form 8-K, filed on April 12, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEVADA POWER COMPANY
(Registrant)

Dated: January 30, 2019	By:	/s/ Michael E. Cole
Michael E. Cole
Vice President and Chief Financial Officer